INDEPENDENT AUDITORS' CONSENT
Board of Directors and Shareholders
Isolyser Company, Inc.:

     We consent to the incorporation by reference in Registration Statement Nos. 33-85668, 33-93524, 33-93526, 33-93528, and 333-11407 of Isolyser Company, Inc.
on Form S-8 of our report dated February 7, 1997 (March 28, 1997 as to the 7th paragraph of Note 4) appearing in this Annual Report on Form 10-K of Isolyser Company, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE
Atlanta, Georgia
March 28, 1997